Exhibit 99
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1.       The transactions reported on this Form 4 were effected pursuant to Rule
         10b5-1 trading plan adopted by reporting person on June 10, 2004.

2. On June 10, 2004, the Reporting Person entered into a Prepaid Forward Agreement (the "Forward Agreement") relating to the forward sale of up to 250,000 shares of common stock in three tranches. On June 30, 2004, the counterparty to the Forward Agreement sold 250,000 shares of common stock into the public market in accordance with paragraphs (f) and (g) of Rule 144 under the Securities Act of 1933, as amended, at a weighted-average per share price equal to $25.8978 (the "Floor Price"). The terms of the first tranche provide that three business days after March 30, 2005 (the "Maturity Date"), the Reporting Person will deliver to the counterparty to the Forward Agreement a number of shares of common stock (or, at the election of the Reporting Person, the cash equivalent of such shares) based on the following:

         (a) if the price per share of common stock, determined in accordance with the terms of the tranche, for the Maturity Date (the"Final Price") is equal to or less than the Floor Price, the Reporting Person will deliver 83,333 shares;

         (b) if the Final Price is greater than the Floor Price but less than $35.00 (the "Cap Price"), the Reporting Person will deliver a number of shares equal to Floor Price/Final Price x 83,333;

         (c) if the Final Price is equal to or greater than the Cap Price, the Reporting Person will deliver a number of shares equal to the product of (i) 83,333 x (ii) the sum of (Floor Price/Final Price) + (Final Price-Cap Price/Final Price).

         In consideration of the first tranche of the Forward Agreement, the Reporting Person received $1,870,676.94.

3. On June 10, 2004, the Reporting Person entered into a Prepaid Forward Agreement (the "Forward Agreement") relating to the forward sale of up to 250,000 shares of common stock in three tranches. On June 30, 2004, the counterparty to the Forward Agreement sold 250,000 shares of common stock into the public market in accordance with paragraphs (f) and (g) of Rule 144 under the Securities Act of 1933, as amended, at a weighted-average per share price equal to $25.8978 (the "Floor Price"). The terms of the second tranche provide that three business days after November 30, 2005 (the "Maturity Date"), the Reporting Person will deliver to the counterparty to the Forward Agreement a number of shares of common stock (or, at the election of the Reporting Person, the cash equivalent of such shares) based on the following:

         (a) if the price per share of common stock, determined in accordance with the terms of the tranche, for the Maturity Date (the"Final Price") is equal to or less than the Floor Price, the Reporting Person will deliver 83,333 shares;

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         (b)      if the Final Price is greater than the Floor Price but less than $40.00 (the "Cap Price"), the Reporting Person will deliver a number of shares equal to Floor Price/Final Price x 83,333;

         (c) if the Final Price is equal to or greater than the Cap Price, the Reporting Person will deliver a number of shares equal to the product of (i) 83,333 x (ii) the sum of (Floor Price/Final Price) + (Final Price-Cap Price/Final Price).

         In consideration of the second tranche of the Forward Agreement, the Reporting Person received $1,757,806.14.

4. On June 10, 2004, the Reporting Person entered into a Prepaid Forward Agreement (the "Forward Agreement") relating to the forward sale of up to 250,000 shares of common stock in three tranches. On June 30, 2004, the counterparty to the Forward Agreement sold 250,000 shares of common stock into the public market in accordance with paragraphs (f) and (g) of Rule 144 under the Securities Act of 1933, as amended, at a weighted-average per share price equal to $25.8978 (the "Floor Price"). The terms of the third tranche provide that three business days after November 30, 2005 (the "Maturity Date"), the Reporting Person will deliver to the counterparty to the Forward Agreement a number of shares of common stock (or, at the election of the Reporting Person, the cash equivalent of such shares) based on the following:

         (a) if the price per share of common stock, determined in accordance with the terms of the tranche, for the Maturity Date (the"Final Price") is equal to or less than the Floor Price, the Reporting Person will deliver 83,333 shares;

         (b) if the Final Price is greater than the Floor Price but less than $42.00 (the "Cap Price"), the Reporting Person will deliver a number of shares equal to Floor Price/Final Price x 83,333;

         (c) if the Final Price is equal to or greater than the Cap Price, the Reporting Person will deliver a number of shares equal to the product of (i) 83,333 x (ii) the sum of (Floor Price/Final Price) + (Final Price-Cap Price/Final Price).

         In consideration of the third tranche of the Forward Agreement, the Reporting Person received $1,707,326.13.







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